                                                                    EXHIBIT 99.1

                             JOINT FILING STATEMENT

         Each of the undersigned agrees that (i) the statement on Schedule 13D relating to the Common Units representing limited partner interests in Natural Resource Partners L.P. has been adopted and filed on behalf of each of them,
(ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signature hereto, at the principal office thereof.

October 28, 2002                            ARCH COAL, INC.


                                            By:  /s/ ROBERT G. JONES
                                               ---------------------------------
                                                 Robert G. Jones
                                                 Secretary



                                            ARK LAND COMPANY


                                            By:  /s/ ROBERT G. JONES
                                               ---------------------------------
                                                 Robert G. Jones
                                                 Assistant Secretary

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